UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2015 (November 2, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On Track Innovations Ltd. (the “Company”) held its adjourned annual general meeting of shareholders on November 2, 2015.  The final voting results are set forth below.

Shareholders voted on the following proposals:

Proposal No. 1 - Election of an External Director and Approval of the Grant of Options to the External Director

The shareholders elected Ms. Donna Seidenberg Marks to serve as an external director of the Company, as defined in the Israeli Companies Law of 1999-5759, for a three-year term commencing on January 1, 2016 and approved the grant to Ms. Donna Seidenberg Marks of 50,000 options to purchase up to 50,000 ordinary shares of the Company under the Company’s 2001 Share Option Plan, subject to the terms of the grant of options specified in the notice for the meeting. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

8,165,125	546,232	356,373	0

Proposal No. 2 - Approval of the Employment Terms of the Company’s New Chief Executive Officer, Mr. Shlomi Cohen

The shareholders approved the terms of employment of the Company’s new Chief Executive Officer, Mr. Shlomi Cohen, as described in the notice for the meeting. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

8,184,295	517,372	366,063	0

Proposal No. 3 - Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

8,047,864	650,278	369,588	0

Proposal No. 4 - Appointment of Independent Registered Public Accounting Firm and Authorization of Audit Committee Determination of Remuneration

The shareholders approved to appoint Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm until the 2016 annual general meeting of shareholders, and to authorize the Company’s Board of Directors, upon the recommendation of the Company’s Audit Committee of the Board of Directors, to determine the remuneration of Somekh Chaikin in accordance with the volume and nature of their services. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

8,617,583	409,743	40,404	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 4, 2015	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer